Exhibit 10.1

Certain information marked as [***] has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 31, 2025, by and among MeiraGTx Holdings plc, a Cayman Island exempted company (the “Company”) and Perceptive Life Sciences Master Fund, Ltd. (the “Selling Shareholder”) and, solely with respect to Section 6, Perceptive Credit Holdings III, LP, an affiliate of the Selling Shareholder and acting in its capacities as (i) a Noteholder (as defined in that certain Amended and Restated Notes Purchase Agreement and Guaranty, dated as of August 2, 2022, as amended and restated as of December 19, 2022 by and among the Company, certain Subsidiaries (as defined in the Notes Purchase Agreement) of the Company that are signatories thereto and Perceptive Credit Holdings III, LP (as amended or otherwise modified from time to time, the “Notes Purchase Agreement”)) and (ii) the administrative agent for the Noteholders (also as defined in the Notes Purchase Agreement) (in such capacity, the “Administrative Agent”).

Recitals

WHEREAS, the Selling Shareholder beneficially owns an aggregate of 12,741,562 shares (the “Perceptive Shares”) of the Company’s ordinary shares, $0.00003881 par value per share (the “Ordinary Shares”); and

WHEREAS, the Selling Shareholder desires to sell to the Company, and the Company desires to repurchase from the Selling Shareholder, an aggregate of 2,300,000 Ordinary Shares (the “Repurchased Shares”) at a price of $7.91 per share, for an aggregate price of $18,193,000 for the Repurchased Shares (such aggregate purchase price, the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.Repurchase.

(a)Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to purchase from the Selling Shareholder, and the Selling Shareholder hereby agrees to sell, convey, assign, transfer and deliver, or cause to be delivered, to the Company, the Repurchased Shares for an aggregate purchase price equal to the Purchase Price, free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever, other than restrictions on transfer under applicable securities laws (collectively, “Liens”).

(b)Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(c) of this Agreement, the closing of the purchase and sale of the Repurchased Shares contemplated hereby (the “Closing”) will take place on [***], at the offices of Latham & Watkins LLP at 10:00 A.M. New York City time, or at such other time or place as the parties may agree in writing.

(c)Closing Deliveries and Actions.

(i) At the Closing, the Selling Shareholder shall (A) provide a stock power or instrument of transfer to the Company’s transfer agent directing the transfer agent to transfer the Repurchased Shares to the Company, sufficient to convey to the Company good, valid and marketable title in and to the Repurchased Shares, free and clear of any and all Liens and (B) deliver to the Company a properly completed and duly executed IRS Form W-8.

(ii) At the Closing, the Company shall (A) deliver to the Selling Shareholder by wire transfer to the accounts to be designated by the Selling Shareholder (such accounts to be designated by the Selling Shareholder in writing concurrently with or promptly after the execution and delivery of this Agreement) in immediately available funds in U.S. dollars in an amount equal to the Purchase Price and (B) provide an instruction letter to the Company’s transfer agent directing the transfer agent to retire and cancel the Repurchased Shares upon receipt from the Selling Shareholder.

(d)Conditions of the Selling Shareholder’s Obligations at Closing. The obligation of the Selling Shareholder to sell the Repurchased Shares is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(i)   The representations and warranties contained in Section 2 shall be true and correct in all respects as of the Closing.

(ii)  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

(iii) There shall be no pending suit, action or proceeding by any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(e)Conditions of the Company’s Obligations at Closing. The obligation of the Company to purchase the Repurchased Shares is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(i)The representations and warranties contained in Section 3 shall be true and correct in all respects as of the Closing.
(ii)The Selling Shareholder shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Selling Shareholder on or before the Closing.
(iii)	There shall be no pending suit, action or proceeding by any Authority to which the Selling Shareholder or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(f) Withholding Rights. The Company shall be entitled to deduct and withhold from the Purchase Price such amounts as it may be required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any provision of foreign, state or local tax law. The parties agree that no deduction or withholding is required with respect to any amounts payable to the Selling Shareholder pursuant to this Agreement. To the extent that amounts are so withheld by the Company, such withheld amounts shall (i) be treated for all purposes of this Agreement as having been paid to the Selling Shareholder and (ii) be paid over to the applicable Authority.

2.Representations of the Company. The Company represents and warrants to the Selling Shareholder that, as of the date hereof and at the Closing:

(a)The Company is incorporated and validly existing under the laws of the Cayman Islands.

(b)Except for such consents, approvals, authorizations and orders as may be required under any state securities, blue sky or antifraud laws or FINRA in connection with the sale of Repurchased Shares by the Selling Shareholder, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Company of this Agreement and for the purchase of Repurchased Shares by the Company hereunder have been obtained, except for such consents, approvals, authorizations or orders as would not adversely affect in any material respect the Company’s ability to perform its obligations hereunder. The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and this Agreement has been duly and validly authorized, executed and delivered by the Company.

(c)The execution, delivery and performance by the Company of this Agreement and its obligations hereunder and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement to which the Company is a party, (ii) result in any violation of the provisions of the Company’s memorandum and articles of association or (iii) result in the violation of any law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Company or the property of the Company, except in the cases of clauses (i) and (iii), as would not, individually or in the aggregate, adversely affect in any material respect the Company’s ability to perform its obligations hereunder.

(d)No agent, broker, financial advisor, or other intermediary acting on behalf of the Company is, or will be, entitled to, any broker’s commission, finder’s fees, or similar payment from any of the parties, or from any affiliate of any of the parties, in connection with the transactions contemplated by this Agreement.

(e)The Company (or any other person on behalf of the Company) makes no other representations and warranties other than those expressly set forth in this Section 2.

3.Representations of the Selling Shareholder. The Selling Shareholder represents and warrants to the Company that, as of the date hereof and at the Closing:

(a)The Selling Shareholder has been duly organized and validly existing under the laws of the jurisdiction of its organization.

(b)Except for such consents, approvals, authorizations and orders as may be required under any state securities, blue sky or antifraud laws or FINRA in connection with the purchase of the Repurchased Shares by the Company, all consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Shareholder of this Agreement and for the sale and delivery of the Repurchased Shares to the Company hereunder have been obtained, except for such consents, approvals, authorizations or orders as would not adversely affect in any material respect the Selling Shareholder’ ability to perform its obligations hereunder. The Selling Shareholder has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and this Agreement has been duly and validly authorized, executed and delivered by the Selling Shareholder.

(c)The Selling Shareholder has, or will have immediately prior to the Closing, good and valid title to the Repurchased Shares, free and clear of all liens, encumbrances, equities or adverse claims. At the Closing, the Selling Shareholder’s entire right, title and interest in and to Repurchased Shares shall be conveyed to the Company.

(d)The execution, delivery and performance by the Selling Shareholder of this Agreement and its obligations hereunder and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement to which the Selling Shareholder is a party, (ii) result in any violation of the provisions of the certificate of formation or limited partnership agreement of any of the Selling Shareholder or (iii) result in the violation of any law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder, except in the cases of clauses (i) and (iii), as would not, individually or in the aggregate, adversely affect in any material respect the Selling Shareholder’ ability to perform its obligations hereunder.

(e)The Selling Shareholder has such knowledge, sophistication and experience in financial and business matters that the Selling Shareholder is capable of evaluating the merits and risks of entering into this Agreement and the consummation of the transactions contemplated hereby. The Selling Shareholder has or has access to all information that it believes to be necessary, sufficient or appropriate in connection with the transactions contemplated by this Agreement. The Selling Shareholder has previously undertaken such independent investigation of the Company as in its judgment is appropriate to make an informed decision with respect to such transactions, and the Selling Shareholder has made its own decision to consummate such transactions based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it has deemed necessary and without reliance on any express or implied representation or warranty of the Company.

(f)No agent, broker, financial advisor, or other intermediary acting on behalf of the Selling Shareholder is, or will be, entitled to, any broker’s commission, finder’s fees, or similar payment from any of the parties, or from any affiliate of any of the parties, in connection with the transactions contemplated by this Agreement.

(g)The Selling Shareholder is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

(h)The Selling Shareholder (or any other person on behalf of the Selling Shareholder) make no other representations and warranties other than those expressly set forth in this Section 3.

4.Stock Transfer or Similar Taxes. The Selling Shareholder shall be responsible for the payment of any stock transfer or similar taxes in connection with the transaction contemplated by this Agreement.

5.Lock-Up. The Selling Shareholder and its affiliates agree that they will hold and will not, directly or indirectly, without the Company’s prior written consent (which consent will not be unreasonably withheld or delayed), sell, transfer or otherwise dispose of any Perceptive Shares, or any securities convertible into or exercisable or exchangeable for the Perceptive Shares (the “Lock-Up Securities”), or otherwise make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of the Lock-Up Securities, until twelve (12) months from the Closing (the “Restricted Period”); provided, that the foregoing shall not prohibit (a) the Selling Shareholder from transferring any Lock-Up Securities to the Company or any transfers contemplated by this Agreement, including the Repurchased Shares; or (b) the disposition of Lock-Up Securities pursuant to (i) any merger, consolidation or similar transaction to which the Company is a constituent corporation, (ii) a bona fide tender offer or exchange offer made to all of the holders of capital stock by a person or entity other than the Selling Shareholder (or any of its affiliates or any person or entity acting on behalf of or as part of a group or in concert with Selling Shareholder or any of its affiliates), [***].

6.Consent. Subject to the terms and conditions contained herein, the Administrative Agent and the Noteholders hereby (i) consent to the Company’s purchase of the Ordinary Shares from the Selling Shareholder, and (ii) waive any Default and Event of Default (as such terms are defined in the Notes Purchase Agreement), that may have occurred or will occur under the Notes Purchase Agreement solely as a result of the consummation of the purchase of the Ordinary Shares from the Selling Shareholder, or any such related transaction, including but not limited to any Event of Default arising as a result of non-compliance by the Obligors (as such term is defined in the Notes Purchase Agreement) with Section 9.06 of the Notes Purchase Agreement.

7.Notices. All notices, requests, claims, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:

If to the Company:

[***]

With a copy to [***]

If to the Selling Shareholder:

[***]

If to the Noteholders and the Administrative Agent:

[***]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

8.Miscellaneous.

(a)Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

(b)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(c)Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties hereto with respect to the subject matter hereof.

(d)Counterparts. This Agreement may be executed by any one or more of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.

(e)Further Assurances. Subject to the other terms of this Agreement, the parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated by this Agreement.

(f)Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either party without the prior written consent of the other party. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

(g)No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(h)Governing Law; Submission to Jurisdiction. This Agreement shall be interpreted, construed and governed by and in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than those of the State of New York. Each of the parties (i) consents to submit itself to the exclusive jurisdiction of the courts of the State of New York located in the city and county of New York in any proceeding arising out of or relating to this Agreement or if the subject matter jurisdiction over such proceeding is vested exclusively in the federal courts of the United States of America, the federal courts of the United States of America located in the city and county of New York, (ii) agrees that all claims in respect of any such proceeding may be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any proceeding arising out of or relating to this Agreement (whether in contract, tort, common or statutory law, equity or otherwise) in any other court and (v) agrees that a final, non-appealable judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each of the parties waives any defense of inconvenient forum to the maintenance of any proceeding brought in accordance with this Section 8(h).

(i)Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j)Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(k)Remedies. Each of the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(l)Amendment and Waiver. No modification of or amendment to this Agreement shall be effective unless in a writing signed by the parties to this Agreement, and no waiver of any rights under this Agreement shall be effective unless in a writing signed by the waiving party.

(m)Expenses. Each of the parties shall bear its own costs and expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

MEIRAGTX HOLDINGS PLC

By	/s/ Richard Giroux
Name: Richard Giroux
Title: Chief Financial Officer and Chief Operating Officer

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By	/s/ James Mannix
Name: James Mannix
Title: COO

PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent and Noteholder and solely with respect to Section 6

By:	PERCEPTIVE CREDIT OPPORTUNITIES GP, LLC, its general partner

By	/s/ James Mannix
Name: James Mannix
Title: COO

By	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager